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                                                                     EXHIBIT 3.2




                                   BYLAWS OF
                           BANKERS FIRST CORPORATION


                                    ADOPTED
                                OCTOBER 17, 1983
                   AS AMENDED AND RESTATED ON APRIL 18, 1995


                                   ARTICLE I

                             STOCKHOLDERS' MEETINGS

                 Section 1. Annual Meetings. The annual meeting of the stockholders shall be held on the Tuesday following the third Monday in the Month of April in each year commencing with the year 1987, or on such other date as the Board of Directors shall determine, at such time and place as the Board of Directors may determine, for the election of directors and the transaction of such other business as may come before the meeting.

                 Section 2. Special Meetings. Special meetings of the stockholders for any purpose may be held whenever called by the President, the Chairman of the Board of Directors, stockholders holding an aggregate of fifty-one percent (51%) of the voting stock of the corporation, or a majority of the Board of Directors.

                 Section 3. Place of Meeting. All meetings of the stockholders of the corporation for the election of directors, or for any other purpose, shall be held at the place designated in the call and notice of the meeting, whether within or without the State of Georgia.

                 Section 4. Notice of Meetings. Notice of each meeting of the stockholders, whether annual or special, shall, at least ten, but not more than sixty, days before the day set for the meeting, be given to each stockholder of record entitled to vote, by delivering written notice thereof to him, personally or by mailing such notice, postage prepaid, addressed to him at his address registered on the stock transfer books of the corporation. Such notice shall state the time and place of the meeting and, in the case of special meetings, in general terms the purposes thereof. If mailed, such notice shall be deemed delivered when deposited in the United States mail, addressed to the stockholder at his address of record, with postage thereon prepaid.





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                 Section 5.  Quorum.  Except as otherwise required by statute, at any meeting of the stockholders the holders of a majority of the stock of the corporation having voting rights shall be present in person or represented by proxy and shall constitute a quorum. In the absence of a quorum, the holders of a majority of the stock represented may adjourn the meeting from time to time, but not for a period of more than 30 days at any one time, until a quorum shall attend. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted at the meeting originally called. No notice of an adjourned meeting need be given.

                 Section 6. Voting. Except as otherwise provided by law, the Articles of Incorporation, or these by-laws, every stockholder shall be entitled to one vote for each share standing in his name on the records of the corporation. Except as provided herein or in the Articles of Incorporation or otherwise provided, all corporate action shall be determined by a vote of a majority of the votes cast at a meeting of the stockholders entitled to vote thereon.

                 Section 7. Proxy. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

                 Section 8. Organization. The Chairman of the Board of Directors, if elected and present, or in his absence, a Vice Chairman, if elected and present, or, if not, the President, or in his absence, the Vice President, or in the absence of all of these, a Chairman selected by the stockholders, shall preside. The Secretary shall act as Secretary at all meetings when present, and in the absence of the Secretary, the presiding officer shall appoint a Secretary.

                 Section 9. Inspectors of Election. The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.

                 The inspector or inspectors so appointed or designated shall
(i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) verify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In





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determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law and any such determination by the inspectors' shall be final and inding on all parties. No person who is a candidate for an office at an election may serve as an inspector at such election.

                 Section 10. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors of the corporation may to the extent not prohibited by law adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.


                                   ARTICLE II

                                   DIRECTORS

                 Section 1. Number. The business and affairs of the corporation shall be managed and controlled by a Board of Directors consisting of not fewer than seven (7) nor more than fifteen (15) members, as shall be fixed from time to time by the Board of Directors.

                 Section 2. Election and Term of Office. Except as provided in the Articles of Incorporation, directors shall be elected at each annual meeting of the stockholders to serve for the term of one (1) year and until their successors shall be elected and shall qualify. A nominee receiving a plurality of the votes cast shall be deemed elected. The stockholders, by a vote of seventy-five percent (75%) of the votes entitled to be cast in the election of directors, shall at any annual or special meeting be vested with authority to remove any director elected by such stockholders, with or without cause.





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                 Section 3.  Vacancies.  In case of any vacancies among the directors by reason of an increase in the number of directors by an amendment to these Bylaws, or through death, resignation, disqualification, removal, or other cause, a new director or a successor director may be elected by the members of the Board of Directors to serve until a successor director shall be elected by the stockholders, but pending election by the stockholders, any such new or successor director shall be fully qualified to act.

                 Section 4. Place of Meeting. The directors may hold their meetings at such places, either within or without the State of Georgia as the Board may from time to time determine.

                 Section 5. Annual Meetings. The Board of Directors shall meet as soon as practicable after the annual election of directors at the place of the annual meeting of the stockholders of the corporation for the purpose of organization and the transaction of other business. No notice of such meeting shall be required. Such meeting may, however, be held at some other time and place which shall be specified in a notice given as hereinafter provided for special meetings of the Board.

                 Section 6. Regular and Special Meetings. The Board of Directors may hold regular meetings between the annual stockholders' meetings at such times as they may determine, and may hold special meetings whenever called by the Chairman of the Board, the President, any Vice President in the absence of the President, the Secretary, or any two members of the Board. Notice of regular and special meetings shall be given at least two (2) days in advance of the meeting. Notice of any special or regular meeting of the Board shall be given in person or by mail, telephone, or telegraph, and the purpose need not be stated. Except as otherwise required by statute or by the notice of the meeting, any and all business may be transacted at any regular or special meeting of the Board.

                 Section 7. Quorum. A majority of the directors shall constitute a quorum; and it shall be necessary for at least a majority of those directors present at any meeting to agree upon any resolution or action of the Board for it to be valid and effective.

                 Section 8. Compensation of Directors. The directors shall not receive any stated salary for their services, but the Board may allow a fixed sum and expenses of attendance, if any; but nothing herein contained shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                 Section 9. Chairman. At all meetings of the Board of Directors, the Chairman of the Board, the President, or a Vice President shall preside, in the order stated.

                 Section 10. Election of Officers. The Board of Directors shall elect all officers and fix their compensation and may exercise all powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.





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                 Section 11.  Committees.  The Board of Directors may, from time to time, appoint committees, including an Executive Committee, for any purpose, and by majority vote of the entire Board, may delegate to any such committee, or to any officer or officers, such powers as the Board may deem expedient, except that no committee shall have the authority of the Board of Directors in reference to:

                      (a) amending the Articles of Incorporation or the Bylaws of the Corporation;

                      (b)  adopting a plan of merger or consolidation;

                      (c) the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation; or

                      (d) a voluntary dissolution of the Corporation or a revocation thereof.

              Each committee shall consist of at least two (2) directors.

              Section 12. Informal Action. Any action required to be taken by the Board of Directors or a Committee of the Board at a meeting may be taken without a meeting if written consent, setting forth the action taken, shall be signed by all the directors or committee members and filed with the minutes of the proceedings of the Board or committee. Such consent shall have the same effect as though the action had been taken at a regular meeting.

              Section 13. Eligibility. In order to be eligible to be elected to the Board of Directors, no individual, whether an insider or an outsider, shall have reached his seventieth birthday as of the date of the Annual Meeting of Shareholders in the year in which the election shall take place provided, however, that any director presently serving an unexpired term shall not be subject to this section if the individual is age sixty-five or older as of January 1, 1985. The above notwithstanding, an inside director who retires, resigns or for any other reason ceases his employment shall, at that time, retire or resign from the Board.

              Section 14. Honorary Director. The Board of Directors may appoint any former member of the Board as an Honorary Director of the Company, and any member so appointed shall hold such honorary title until the next Annual Meeting of Shareholders after his appointment, and thereafter for such additional periods not exceeding one year each, as the Board of Directors shall determine. There shall be no limit to the number of persons who may be so appointed. Only those persons who have rendered outstanding and unusually significant and valuable service to the Company shall be so appointed. An Honorary Director shall be entitled to attend all meetings of the Board of Directors of the Company but shall not be entitled to vote at such meetings nor shall he exercise any of the rights or powers of directors nor assume any of their responsibilities under the law. Each Honorary Director shall receive monthly an honorarium equal to one-half of the compensation payable to a member of the Board of Directors.




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              Section 15.  Nominations of Directors.  Nominations of candidates for election as directors at any annual meeting of stockholders may be made (i) by, or at the direction of, a majority of the Board of Directors or (ii) by any stockholder of record entitled to vote at such annual meeting. Only persons nominated in accordance with procedures set forth in this Section 15 shall be eligible for election as directors at an annual meeting.

              Nominations, other than those made by, or at the direction of, a majority of the Board of Directors shall be made pursuant to timely notice in writing to the Secretary of the corporation as set forth in this Section 15.
To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of the scheduled annual meeting, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the corporation's equity securities which are Beneficially Owned (as defined below) by such person on the date of such stockholder notice and (d) any other information relating to such person that would be required to be disclosed pursuant to Regulation 13D under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the acquisition of shares, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations, including, but not limited to, information required to be disclosed by Items 4(b) and 6 of Schedule A of Regulation 14A and information which would be required to be filed on Schedule B of Regulation 14A with the Securities and Exchange Commission (as such Items and Schedules are in effect on the date hereof and such additional information required by those provisions or successor provisions adopted after the date hereof); and (ii) as to the stockholder giving the notice (a) the name and address, as they appear on the corporation's books, of such stockholder and any other stockholder who is a record or Beneficial Owner of any equity securities of the corporation and who is known by such stockholder to be supporting such nominee(s) and (b) the class and number of shares of the corporation's equity securities which are Beneficially Owned and owned of record by such stockholder on the date of such stockholder notice and the number of shares of the corporation's equity securities Beneficially Owned and owned of record by any Person known by such stockholder to be supporting such nominee(s) on the date of such stockholder notice. At the request of a majority of the Board of Directors any person nominated by, or at the direction of, the Board of Directors for election as a director at an annual meeting shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Section 15 shall be provided for use at the annual meeting.





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              A majority of the directors may reject any nomination by a stockholder not timely made in accordance with the requirements of this Section
15. If a majority of the directors determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this
Section 15 in any material respect, the Secretary of the corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days, from the date such deficiency notice is given to the stockholder, as a majority of the directors shall reasonably determine. If the deficiency is not cured within such period, or if a majority of the directors reasonably determine that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this Section 15 in any material respect, then a majority of the directors may reject such stockholder's nomination. The Secretary of the corporation shall notify a stockholder in writing whether his nomination has been made in accordance with the time and informational requirements of this Section 15. Notwithstanding the procedure set forth in this Section 15, if the majority of the directors does not make a determination as to the validity of any nominations by a stockholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether a nomination was not made in accordance with the terms of this Section 15. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 15, he shall so declare at the annual meeting and the defective nomination shall be disregarded.

              For purposes of this Section 15 and Section 16, a person shall be considered the "Beneficial Owner" of any security (whether or not owned of record):

              (a) with respect to which such person or any affiliate or associate (as those terms are defined under Rule 12b-2 of the General Rules and Regulations under the Exchange Act) if such person directly or indirectly has or shares (i) voting power, including the power to vote or to direct the voting of such securities and/or (ii) investment power, including the power to dispose of or to direct the disposition of such security;

              (b) which such person or any affiliate or associate of such person has (i) the right or obligation to acquire (whether such right or obligation is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (ii) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing and whether or not such right is exercisable immediately or only after the passage of time); or

              (c) which is Beneficially Owned within the meaning of (a) or (b) of this paragraph by any other person with which such first-mentioned person or any of its affiliates or associates has any agreement, arrangement or understanding (whether or not in writing), with respect to (x) acquiring, holding, voting or disposing of such security or any security convertible into or exchangeable or exercisable for such security, or (y) acquiring, holding or disposing of all or substantially all of the assets or businesses of the corporation or a subsidiary of the corporation.





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              Section 16.  New Business.  At an annual meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon as shall have been brought before the annual meeting (a) by, or at the direction of, the majority of the Board of Directors or (b) by any stockholder of the corporation who complies with the notice procedures set forth in this Section 16. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the scheduled annual meeting, regardless of any postponement, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business and any other stockholder who is the record or Beneficial Owner of any equity security of the corporation known by such stockholder to be supporting such proposal, (c) the class and number of shares of the corporation's equity securities which are Beneficially Owned and owned of record by the stockholder giving the notice on the date of such stockholder notice and by any other record or Beneficial Owners of the corporation's equity securities known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial or other interest of the stockholder in such proposal.

              A majority of the directors may reject any stockholder proposal not timely made in accordance with the terms of this Section 16. If a majority of the directors determine that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 16 in any material respect, the Secretary of the corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the stockholder, as the majority of the directors shall reasonably determine. If the deficiency is not cured within such period, or if the majority of the directors determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Section 16 in any material respect, then a majority of the directors may reject such stockholder's proposal. The Secretary of the corporation shall notify a stockholder in writing whether his proposal has been made in accordance with the time and information requirements of this Section 16. Notwithstanding the procedures set forth in this paragraph, if the majority of the directors does not make a determination as to the validity of any stockholder proposal, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder





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proposal was made in accordance with the terms of this Section 16.  If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Section 16, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.


                                  ARTICLE III

                                    OFFICERS

              Section 1. Executive Officers. The executive officers of the corporation shall be a President (who shall be a director), one or more Vice Presidents, a Secretary and a Treasurer, who shall be elected by the Board of Directors. The Board of Directors may, if it is deemed desirable, elect a Chairman of the Board of Directors, one or more Vice Chairmen of the Board of Directors, one or more assistants to the President, one or more assistant Secretaries and one or more assistant Treasurers. Any two of said offices may be held by a single person, provided that the office of President and the office of Secretary shall be held by separate persons.

              Section 2. Subordinate Officers. The Board of Directors or the President may appoint other officers or agents as shall be deemed necessary for efficiently carrying on the business of the corporation, especially including general and local managers and cashiers, and all other officers so appointed shall hold their offices for such term and shall exercise such powers and perform such duties and receive such compensation as shall be determined from time to time by the Board of Directors, or, in the absence of such action by the Board, as shall be determined by the President.

              Section 3. Tenure of Officers. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected by the directors may be removed, either with or without cause, at any time by a majority vote of the directors; and any officer appointed by the President may be removed, either with or without cause, at any time by the President. If the office of any official of the corporation becomes vacant for any reason, the vacancy shall be filled by affirmative action of like character to that which would have been required to remove such official.

              Section 4. Chairman of the Board. Should the Board of Directors elect a Chairman, he shall preside at all meetings of the Board and at all meetings of the stockholders. He shall, where authorized by the Board of Directors, be the Chief Executive Officer of the corporation and have all powers pertaining to the office of Chief Executive.

              Section 4.1. Vice Chairman of the Board. Should the Board of Directors elect a Vice Chairman, he shall do and perform all duties as may be required of or assigned to him by the Board of Directors or the Chairman.





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              Section 5.  President.  The President shall be the Chief
Executive and Administrative Officer of the corporation and shall have active and general management of the affairs and business of the corporation, except as provided in Section 4 of this Article; he shall preside at all meetings of stockholders and directors, unless there is a Chairman of the Board who is present, and shall see that all resolutions and orders of the stockholders and directors are carried into effect; he shall do and perform all such duties as may from time to time be assigned to him by the stockholders, directors or Chairman of the Board if the Chairman has been designated Chief Executive Officer; he shall preside at each annual meeting, and, when called for by vote of the stockholders, at any special meeting of the stockholders, a full and clear statement of the business and condition of the corporation, including a report of operating results for the preceding period and such recommendations as he may think proper for best promoting the interests of the corporation; he shall be ex-officio a member of all standing committees; he, together with the Secretary, shall sign all certificates of capital stock and shall perform such other duties as are incidental to his office; he shall direct the activities and business of the corporation and shall have all of the authority and general powers of supervision and management usually vested in the office of the President of a corporation and also those usually exercised by a general manager in charge of plan and operations.

              Section 6. Vice President. A Vice President shall do and perform the usual duties incidental to such office and shall do and perform the duties of the President in the absence or disability of the President. Should there be several Vice Presidents, in the absence of designation by the President or by the Board of Directors, they shall act in the place of the president in the order in which they were elected at the last election as recorded in the minutes. A Vice President shall also perform such additional duties, if any, as may be required of him by the Board of Directors or the President.

              Section 7. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of the stockholders upon a book to be kept for that purpose; and shall perform like services for any committees, if any, to which may be delegated special duties to be performed on behalf of the corporation; he shall send copies of such minutes to absent directors and committeemen. He shall give, or cause to be given, notice of all meetings of the stockholders and the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation, and when authorized by the President or by the Board, shall affix the same to any instruments requiring it. When so affixed, it shall be attested by his signature or by the signature of the Treasurer. He shall have custody of the stock books of the corporation, and be authorized to sign, and affix the seal to, certificates of the capital stock of the corporation when executed by the President. In the absence of the Secretary, an assistant Secretary, or Secretary pro tempore, may perform all of his duties.

              Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories or savings and loan associations as may be designated by the Board of Directors. In the absence of the Treasurer, the assistant Treasurer may perform all of his duties.





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              The Treasurer shall disburse the funds of the corporation subject to the general supervision of the President and such regulations as the Board of Directors may impose as may be ordered by the Board of Directors, with the approval of the President, taking proper vouchers for all such disbursements, and shall render to the President and directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

              Section 9. Compensation. The compensation of all officers of the corporation shall be fixed, from time to time, by the Board of Directors.


                                   ARTICLE IV

                                 CAPITAL STOCK

              Section 1. Stock Certificates. The certificates of stock of the corporation shall be numbered and shall be entered on the books of the corporation as they are issued. They shall exhibit the holders' names and number of shares and shall be signed by the President or Vice President and the Secretary or Assistant Secretary, and shall be under the seal of the corporation. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation.

              Section 2. Transfer of Stock. Transfer of stock shall be made on the books of the corporation only by the person named in the certificate, or by attorney lawfully constituted in writing, and upon the surrender and cancellation of the certificate for a like number of shares. Each certificate surrendered upon the transfer of stock shall be at once cancelled and pasted on the margin of the stub in the book from which it was taken when issued. The Board of Directors may make such additional rules and regulations concerning the issuance, transfer and registration of stock as it deems expedient.

              Section 3. Closing of Transfer Books. The Board of Directors may close the transfer books in their discretion, for a period of not exceeding twenty days preceding the day appointed for the payment of dividends.

              Section 4. Registered Stockholders. The corporation shall be entitled to treat the holder of record of any shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as may be expressly provided by the laws of the State of Georgia.





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

                                   ARTICLE V

                          NOTICE AND WAIVER OF NOTICE

              Section 1. Any notice required to be given under these Bylaws to any stockholder or director may be waived. Attendance at a meeting either in person or by proxy shall constitute waiver of notice of that meeting.


                                   ARTICLE VI

                       BANK ACCOUNTS, CHECKS, SECURITIES,
                             AND SEALING DOCUMENTS

              Section 1. Company Funds. Bank accounts for the deposit of funds of the corporation may be opened in such banks as may be selected and designated from time to time by the Board of Directors. Funds of the corporation may also be invested in such savings and loan associations as may be designated from time to time by the Board of Directors.

              Section 2. Checks. Said banks and savings and loan associations are authorized to make payments from the funds of the corporation on deposit or invested with them, such payments to be made upon presentation of checks or withdrawal orders signed by such official or officials as may be designated from time to time by the Board of Directors. The use of facsimile signatures of such officials may be authorized by the Board of Directors.

              Section 3. Bonds. The officers and employees shall furnish such bonds, if any, for the faithful performance of their duties as may be required by the Board of Directors.

              Section 4. Sealed Instruments. The President, a Vice President, the Secretary or Assistant Secretary, and Treasurer, when two of them shall act jointly, are empowered to use the corporate seal of the corporation whenever required on contracts and other instruments.


                                  ARTICLE VII

                                INDEMNIFICATION

              Section 1. Authority to Indemnify. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including





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

attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the individual in connection with such action, suit or proceeding if he or she acted in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the individual did not act in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

              Section 2. Under the circumstances prescribed in Section 3, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the individual in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such individual shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such individual is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

              Section 3. Mandatory Indemnification. To the extent that a director, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in defense of any proceeding to which he or she was a party, or in defense of any claim, issue or matter therein, because he or she is or was a director, officer, employee or agent of the corporation, the corporation shall indemnify the director, officer, employee or agent against reasonable expenses incurred by him or her in connection therewith.

              Section 4. Determination of Indemnification. Except as provided in Section 3 and except as may be ordered by the Court, the corporation may not indemnify a director, officer, employee or agent under Section 1 unless authorized thereunder and a determination has been made in the specific case that indemnification of the director, officer, employee or agent is permissible in the circumstances because he or she has met the standard of conduct set forth in Section 1. The determination shall be made:

                      (a) by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceedings;





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

                      (b) if a quorum cannot be obtained under Paragraph (a) of this Section, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

                      (c)  by special legal counsel

                               (i) selected by the Board of Directors or its
committee in the manner prescribed in Paragraph (a) or (b) of this Section; or

                               (ii)  if a quorum of the Board of Directors
cannot be obtained under Paragraph (a) of this Section and a committee cannot be designated under Paragraph (b) of this Section, selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

                      (d) by the shareholders, but shares owned by or voted under the control of directors, who are at the time parties to the proceeding, may not be voted on the determination.

              Section 5.  Expenses.   The corporation shall pay for or
reimburse the reasonable expenses incurred by a director, officer, employee or agent of the corporation who is a party to a proceeding in advance of final disposition of the proceeding if a) he or she furnishes the corporation written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in Section 1 of this Article, and b) he or she furnishes the corporation a written undertaking, executed personally or own his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification. The undertaking required by this Section must be an unlimited general obligation that need not be secured and may be accepted without reference to financial ability to make repayment.

              Section 6. Court Ordered Indemnification and Advances for Expenses. A director, officer, employee or agent of the corporation who is a party to a proceeding may apply for indemnification or advances or expenses to the court conducting the proceeding or to another court of competent jurisdiction.

              Section 7. Authorization of Indemnification. Authorization of indemnification an obligation to indemnify and evaluation as to the reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under Paragraph (c) of Section 4 to select counsel.

              Section 8. Other Rights. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights, in respect of indemnification of or otherwise, to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, resolution or agreement, either





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

specifically or in general terms, approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon taken at a meeting the notice of which specified that such bylaw, resolution or agreement would be placed before the shareholders, both as to action by a director, officer, employee or agent in his official capacity and as to action in another capacity while holding such office or position; except that no such other rights in respect to indemnification or otherwise, may be provided or granted to a director, trustee, officer, employee or agent pursuant to this Section 8 by the corporation for liability for a) any appropriation, in violation of his or her duties, of any business opportunity of the corporation; b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of loss; c) the types of liabilities set forth in Section 14-2-832 of the Georgia Business Corporation Code dealing with illegal or unauthorized distributions of corporate assets, whether its dividends or in liquidation of the corporation otherwise; or d) any transaction from which the director derived an improper material tangible personal benefit.

              Section 9. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

              Section 10. For purposes of this Article, reference to "the corporation" shall include, in addition to the surviving or new corporation, any merging or consolidated corporation (including any merging or consolidating corporation of a merging or consolidating corporation) absorbed in a merger or consolidation so that any person who is or was a director, officer, employee or agent of such merging or consolidating corporation, or who is or was serving at the request of such merging or consolidating corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provision of this Article with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity; provided no indemnification under Sections 1 and 2 of this Article permitted by this subsection shall be mandatory under this subsection or any bylaw of the surviving or new corporation without the approval of such indemnification by the board of directors or shareholders of the surviving or new corporation in the manner provided in Sections (a) and (d) of subsection 4 of this Article.

              Section 11.  Savings Clause and Subsequent Legislation.  If this
Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each person referred to in Sections 1 and 2 of this Article as to any cost, charge and expense (including attorneys' fees and related disbursements), judgment, fine (including, without limitation, ERISA excise taxes and penalties) and amount paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article VII that





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

shall not have been invalidated and to the full extent permitted by applicable law. The corporation shall indemnify the persons referred to in Sections 1 and 2 of this Article to the fullest extent permitted by the Georgia Business Corporation Code, as amended from time to time.


                                  ARTICLE VIII

                              AMENDMENTS OF BYLAWS

              Section 1.  Directors.   These Bylaws may be altered, amended or
repealed by the affirmative vote of a majority of all the directors then holding office at any regular meeting or at any special meeting of the Board, if notice of the proposed alteration, amendment or repeal be contained in the notice of the meeting. However, any bylaws adopted by the Board of Directors may be altered, amended or repealed, and new bylaws may be adopted by the stockholders.

              Section 2. Stockholders. The stockholders, by the affirmative vote of the holders of seventy-five percent (75%) of the votes entitled to be cast in the election of directors, may alter, amend or repeal these Bylaws and adopt new bylaws at any regular meeting or at any special meeting of the stockholders, if notice of the proposed alteration, amendment or repeal be contained in the notice of the meeting. The stockholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.


                                   ARTICLE IX

              All of the requirements of the Georgia Business Corporation Code (the "GBCC") pertaining to business combinations with interested shareholders, including Sections 14-2-1110 through 14-2-1113 of the GBCC, shall be applicable to the corporation.





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